                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/      Preliminary Proxy Statement                / /   Confidential, For Use
                                                          of the Commission Only
                                                          (as permitted by
                                                          Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMISSION FILE NO. 0-6664


                            K-TEL INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/    No fee required.
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)      Title of each class of securities to which transaction applies: ___________________________________________________
       2)      Aggregate number of securities to which transaction applies: ______________________________________________________
       3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________
       4)      Proposed maximum aggregate value of transaction: __________________________________________________________________
       5)      Total fee paid: ___________________________________________________________________________________________________

/ /      Fee paid previously with preliminary materials: _________________________________________________________________________

/ /      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         1)      Amount Previously Paid: _________________________________________________________________________________________
         2)      Form, Schedule or Registration Statement No.: ___________________________________________________________________
         3)      Filing Party: ___________________________________________________________________________________________________
         4)      Date Filed: _____________________________________________________________________________________________________

                            K-TEL INTERNATIONAL, INC.
                            2605 FERNBROOK LANE NORTH
                        MINNEAPOLIS, MINNESOTA 55447-4736

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 30, 2000

                            ------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of K-tel International, Inc. (the "Company") will be held at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on Thursday, November 30, 2000, at 10:00 a.m., Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect five directors for the ensuing year and until their successors are duly elected and qualified;

         2. To consider and vote upon an amendment to the Company's 1997 Stock Option Plan that would increase the number of shares reserved thereunder for issuance of stock options from 3,500,000 to 5,000,000 shares;

         3. To amend the Company's Amended and Restated Articles of Incorporation to provide that the Minnesota Control Share Acquisition Act will not apply to the Company or its shareholders;

         4. To approve the appointment of Grant Thornton LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 2001;

         5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The transfer books of the Company will not be closed for the Annual Meeting. Only shareholders of record at the close of business on November 3, 2000 are entitled to notice of and to vote at the Annual Meeting.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Ken P. Onstad


Minneapolis, Minnesota                      Ken P. Onstad
November 9, 2000                            President


--------------------------------------------------------------------------------
         ALL SHAREHOLDERS ARE CORDIALLY INVITED AND REQUESTED TO ATTEND THE ANNUAL MEETING IN PERSON. SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. YOUR ATTENDANCE AT THE ANNUAL MEETING, WHETHER IN PERSON OR BY PROXY, IS IMPORTANT TO ENSURE A QUORUM. IF YOU RETURN YOUR PROXY, YOU STILL MAY VOTE YOUR SHARES IN PERSON BY GIVING WRITTEN NOTICE (BY SUBSEQUENT PROXY OR OTHERWISE) TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO YOUR VOTE AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                            K-TEL INTERNATIONAL, INC.
                            2605 FERNBROOK LANE NORTH
                        MINNEAPOLIS, MINNESOTA 55447-4736

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 30, 2000

                              --------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of K-tel International, Inc. (the "Company" or "K-tel"), to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota on Thursday, November 30, 2000, at 10:00 a.m., Minneapolis time, and at any adjournment or postponement thereof. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy are first being mailed to Shareholders on or about November 9, 2000.

         The Board of Directors knows of no business that will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment. Shares of Common Stock represented by properly executed proxies on which no specification has been made will be voted: (i) in favor of the election of the nominees for directors listed herein; (ii) in favor of the proposal to approve the amendment to the Company's 1997 Stock Option Plan; (iii) in favor of the proposal to amend the Company's Amended and Restated Articles of Incorporation to provide that the Minnesota control Share Acquisition Act will not apply to the Company or its shareholders; and (iv) in favor of the appointment of Grant Thornton LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 2001. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

RECORD DATE AND OUTSTANDING COMMON STOCK

         Only holders of Common Stock of the Company whose names appear of record on the books of the Company at the close of business on November 3, 2000 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, the issued and outstanding voting shares of the Company consisted of 10,320,405 shares of Common Stock, each entitled to one vote per share.

REVOCABILITY OF PROXIES

         Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (i) executing a later-dated proxy relating to the same shares and delivering it to Chief Financial Officer of the Company prior to the vote at the Annual Meeting, (ii) filing a written notice of revocation bearing a later date than the proxy with the Chief Financial Officer of the Company prior to the Annual Meeting, or (iii) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to K-tel International, Inc., 2605 Fernbrook Lane North, Minneapolis, Minnesota 55447-4736, Attention: A. Merrill Ayers, Chief Financial Officer, or hand-delivered to the Chief Financial Officer of the Company prior to the vote at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining whether a quorum is present, but will not be considered to have been voted in favor of such matter.

         If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table contains certain information as of September 20, 2000, regarding the beneficial ownership of the Common Stock by (i) each person known to K-tel to own beneficially five percent or more of the Common Stock, (ii) each director of K-tel, (iii) each executive officer of K-tel and
(iv) the directors and executive officers as a group. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address for each listed shareholder is c/o K-tel International, Inc., 2605 Fernbrook Lane North, Minneapolis, Minnesota 55447-4736.

                                                                 --------------------       ---------------------
                                                                   AMOUNT AND NATURE            PERCENTAGE OF
                                                                     OF BENEFICIAL            OUTSTANDING STOCK
                                                                      OWNERSHIP(1)

Philip Kives .............................................              5,898,233 (2)                       48.0%
220 Saulteaux Crescent
Winnipeg, Manitoba  R32 3W3
Canada

Lawrence Kieves...........................................                128,334 (3)                          *

Dennis Ward...............................................                105,000 (4)                          *

Jeffrey Koblick...........................................                 91,366 (5)                          *

Ken P. Onstad.............................................                 15,000 (6)                          *

Herbert Davis.............................................                 10,000 (7)                          *

David Wolinsky............................................                 10,000 (7)                          *

Jay William Smalley.......................................                 10,000 (7)                          *

A. Merrill Ayers..........................................                      ---                            *


                                          3

All directors and officers as a group.....................              6,267,933 (8)                       51.0%
   (9 persons)


----------------------

*    Indicates ownership of less than 1% of the outstanding shares of Common
     Stock.
(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "Commission") and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person.
(2) Includes 4,466,291 shares owned directly and 1,431,942 shares purchasable pursuant to options.
(3)  Consists of 128,334 shares purchasable pursuant to options.
(4)  Consists of 105,000 shares purchasable pursuant to options.
(5) Includes 27,200 shares owned directly and 64,166 shares purchasable pursuant to options.
(6)  Consists of 15,000 shares purchasable pursuant to options.
(7)  Consists of 10,000 shares purchasable pursuant to options.
(8) Includes an aggregate of 4,493,491 shares owned directly and 1,774,442 shares purchasable pursuant to options.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         K-5 Leisure Products, Inc. ("K-5"), an affiliate controlled by the Company's Chairman of the Board and Chief Executive Officer, Philip Kives, has from time to time made advances to the Company. As of both June 30, 2000 and 1999, the Company had a loan balance with K-5 of $1,945,000. The Company pays interest on the unpaid principal amount of financing at the same rate as the Company pays on its credit facility with Foothill, until repayment of the loan, which is due on demand. The Company incurred interest of $184,000 in 2000, $186,000 in 1999, and $95,000 in 1998 on this loan.

         The advances referred to in the preceding paragraph were made under an informal borrowing arrangement with K-5. On September 27, 1999, K-tel entered into a written Line of Credit Agreement with K-5. Under the terms of the agreement, K-5 has agreed to make available up to $8.0 million on a revolving basis. The loan bears interest at a variable rate based upon the "base rate" of a local lending institution, expires on November 20, 2001, and is subordinated to the Foothill loan. K-tel has pledged the stock of its foreign subsidiaries as collateral for the loan. K-5 and Foothill have agreed that, if Foothill were to make a demand for payment as a result of a default on the loan, K-5 has the right to pay Foothill and assume the secured creditor position of Foothill. K-5 has separately committed to the Company that in the event of acceleration by Foothill, K-5 would assume the secured creditor position in addition to providing the line of credit previously discussed.

         The Company purchased approximately $198,000 in fiscal 2000, $34,000 in fiscal 1999 and $334,000 in fiscal 1998 of consumer products from K-5. Management believes purchase prices for these products were at prices comparable to transactions with an unrelated third party. There was a payable amount of $150,000 at June 30, 2000, $51,000 at June 30, 1999, and $9,000 at
June 30, 1998.

         The Company sold approximately $174,000 during fiscal 2000, $12,000 during fiscal 1999, and $39,000 during fiscal 1998 of consumer convenience products to K-5. There was a balance receivable from K-5 at June 30, 2000 of $224,000, June 30, 1999, of $33,000, and $4,000 at June 30, 1998. Outstanding
balances are settled on a timely basis. No interest was charged on the related outstanding balances during fiscal 2000.

         K-5 retained the services of a consultant to assist it in matters relating to its operations, as well as those of the Company. K-5 estimates the value of the services paid to the consultant in fiscal 1999 on behalf of the Company to be $80,000. The Company has recorded this as a contribution to additional paid-in-capital.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the aggregate cash compensation paid to or accrued by each of K-tel's executive officers receiving in excess of $100,000 for services rendered to K-tel during the fiscal years ended June 30, 2000, 1999 and 1998. K-tel has no written employment agreements with its executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                              ANNUAL COMPENSATION             COMPENSATION
                                                                                 AWARDS
                                     ------------------------------------- -------------------
                                                                               SECURITIES
NAME AND PRINCIPAL POSITION         FISCAL YEAR      SALARY      BONUS        UNDERLYING           ALL OTHER
                                                                                 OPTIONS         COMPENSATION (1)
---------------------------------------------------------------------------------------------- ---------------------
Philip Kives                            2000       $     ---    $    ---         1,546,000     $           ---
     Chief Executive Officer            1999       $     ---    $    ---         1,036,000     $           ---
                                        1998       $     ---    $    ---           231,000     $           ---

Lawrence Kieves                         2000       $ 123,145    $    ---               ---     $         1,684
     President (2)                      1999       $ 139,231    $    ---           200,000     $         2,237
                                        1998       $     ---    $    ---               ---     $           ---

Jeffrey Koblick                         2000       $ 182,761    $    ---            40,000     $         3,158
     Executive Vice President           1999       $ 208,500    $    ---            27,500     $         5,076
     Purchasing & Operations            1998       $ 207,231    $    ---            56,500     $         4,987

Steven Kahn                             2000       $ 146,909    $    ---            10,000     $           981
     Vice President Finance             1999       $  70,192    $    ---            75,000     $           592
     Chief Financial Officer (3)        1998       $     ---    $    ---               ---     $           ---

(1) Other compensation for the 2000, 1999 and 1998 fiscal years consists of K-tel contributions under the 401(k) plan.
(2) Lawrence Kieves left his position as President of K-tel International, Inc. in March 2000.
(3) Steven Kahn left his position as Vice President Finance and Chief Financial Officer on June 22, 2000.

         The following tables summarize stock option grants and option exercises during the fiscal year ended June 30, 2000, by each of K-tel's executive officers receiving in excess of $100,000 for services rendered to K-tel during the fiscal year ended June 30, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                      POTENTIAL REALIZABLE VALUE
                       NUMBER OF      PERCENT OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                       SECURITIES         OPTIONS        EXERCISE      EXPIRATION     STOCK PRICE FOR OPTION TERMS(1)
      NAME             UNDERLYING        GRANTED TO        PRICE          DATE        ------------------------------
                        OPTIONS         EMPLOYEES IN
                        GRANTED          FISCAL YEAR                                      5%             10%
--------------------- ----------------------------------------------------------------------------------------------
Philip Kives               25,000               1%        $  6.4375         8/19/09   $   101,000     $   256,000
                           45,000               2%        $  5.5937         10/6/09   $   158,000     $   401,000
                          440,000              19%        $  5.7187         2/23/10   $ 1,582,000     $ 4,010,000
                        1,036,000              46%        $  5.5125          3/3/10   $ 3,592,000     $ 9,102,000

Lawrence Kieves               ---              ---              ---             ---           ---             ---

Jeffrey Koblick            40,000               2%        $   5.5125         3/3/10   $   139,000     $    351,000

Steven Kahn                10,000              ---        $   5.5125         3/3/10   $    35,000     $     88,000


(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent K-tel's estimate or projection of the future common stock price.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                              SHARES                             NUMBER OF SECURITIES
                             ACQUIRED          VALUE         UNDERLYING OPTIONS AT FY-END            VALUE OF IN-THE MONEY
NAME                       ON EXERCISE        REALIZED                                                OPTIONS AT FY-END(1)
                                                               EXERCISABLE     UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
------------------------- --------------- ---------------- ---------------- ----------------- --------------- --------------------
Philip Kives                     530,000       $  503,500        1,351,942           270,997             ---                  ---

Lawrence Kieves                    5,000        $   5,185           61,667           133,333             ---                  ---

Jeffrey Koblick                      ---              ---           64,166            25,834             ---                  ---

Steven Kahn                          ---              ---              ---            10,000             ---                  ---

(1) Market value of underlying securities at fiscal year end minus the exercise price.

                            10-YEAR OPTION REPRICING

         As part of the Company's overall program to give its key employees incentives for their work, during September 1998, the Company offered certain of its employees the opportunity to exchange their existing stock options for new options, which were 45% of the original option amount, with an exercise price equal to the market price per share on the date the Stock Option Committee adopted the exchange program ($6.00 per share). The exercise price of the shares prior to the exchange offering was $14.34 per share. The new options retained the replaced existing option vesting schedules and expiration dates.

         The following table shows the options exchanged by an executive officer who was named in the Summary Compensation Table during the fiscal year ended June 30, 2000 and information on all repricing of options held by any executive officer during the last 10 fiscal years. The number of shares and the exercise prices in the table reflect the Company's one-for-two stock split that was effective as of May 1, 1998.

                                                                                                       LENGTH OF
                                          NUMBER OF                                                     ORIGINAL
                                          SECURITIES    MARKET PRICE OF     EXERCISE                  OPTION TERM
                                          UNDERLYING     STOCK AT TIME      PRICE AT                  REMAINING AT
                                           OPTIONS      OF REPRICING OR      TIME OF     NEW            DATE OF
                                         REPRICED OR     AMENDMENT ($)    REPRICING OR   EXERCISE     REPRICING OR
            NAME                DATE     AMENDED (#)                      AMENDMENT ($)  PRICE ($)     AMENDMENT
----------------------------- -------  ---------------  ---------------   -------------  ---------    ------------
Jeffrey Koblick               9/04/98      22,500 (1)        6.00             14.34         6.00        4/17/07
   Executive Vice President
   Purchasing & Operations

   (1) On September 4, 1998 50,000 options at $14.34 were exchanged for 22,500 options at $6.00



                     BOARD REPORT ON EXECUTIVE COMPENSATION


         The Company has not established a standing compensation committee but instead the entire Board of Directors establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company. The Board of Directors attempts to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality while at the same time including effective incentives to motivate Company executives to perform as necessary to continue the success and growth of the Company. The Stock Option Committee administers grants of stock options under the Company's 1997 Stock Option Plan which was adopted by the Board of Directors in February, 1997 and approved by the shareholders in February, 1998.

MANAGEMENT INCENTIVE PLAN

         The Company has a management incentive plan under which management, including executive officers, and other key employees may be awarded annual bonuses based upon the achievement of financial goals and objectives and an assessment of personal performance during the year. Approximately 20 employees currently participate in the plan. Pursuant to the plan, there were no bonuses awarded during fiscal 2000 and 1999.

RETIREMENT PLAN

         Retirement benefits for full-time U.S. based employees of the Company are provided under a retirement savings plan qualified under Section 401(k) of the Internal Revenue Code. Participants may elect to contribute, through salary reductions, up to 20% of their salary to the retirement plan up to a maximum of $10,000 per year, and the Company may make matching contributions up to 50% of the first 6% of the participants' contributions. Employee contributions vest immediately; employer contributions vest 50% after one year of service and 100% after two years. Distributions upon death or termination of employment are subject to certain restrictions in order that federal income tax regulations be complied with and the amounts vested remain on a tax deferred basis until retirement. Amounts contributed by the Company as matching contributions for the executive officers under the 401(k) plan are included in the Cash Compensation Table. The Company made matching contributions of $5,823 in fiscal 2000 for the executive officers named in the Compensation Table.

STOCK OPTIONS

         In February 1997, the Board of Directors adopted the K-tel International, Inc. 1997 Stock Option Plan ("Plan") for officers and other key employees of the Company. The shareholders approved the Plan on February 4, 1998. A total of 600,000 shares of the Company's Common Stock were reserved for issuance upon exercise of the options under the original Plan. On February 26, 1999 the shareholders approved an increase in the number of shares reserved for issuance under the Plan from 600,000 to 2,000,000. On January 14, 2000 the shareholders approved an increase in the number of shares from 2,000,000 to 3,500,000. The Stock Option Committee administers the Plan, including determination of option grants, has the sole authority to determine the employees to whom options and awards are granted, the duration of the exercise period and any other matters arising under the Plan. The Stock Option Committee has, from time to time, granted options outside of the Plan.

         As of September 20, 2000 there were outstanding stock options granted under the Plan representing 2,288,339 shares, 1,822,812 of which are currently vested. As of September 20, 2000 there were options for 550 shares available to be granted under the Plan. In addition, as of September 20, 2000, there were stock options issued and outstanding for 526,500 shares that were granted outside the Plan, of which 147,002 are currently vested.

         During fiscal 2000 the Stock Option Committee made various grants to Mr. Philip Kives of options in the aggregate of 1,546,000 shares under the Plan at prices ranging from $5.5125 to $6.4375. Each such grant was at an exercise price equal to fair market value on the date of each grant. During fiscal 2000 Mr. Kives received no cash compensation.

         In October 1998, in connection with his employment, the Board of Directors granted Mr. Lawrence Kieves stock options for 200,000 shares outside of the Plan at an exercise price of $6.50. As of September 20, 2000 options for 66,667 shares were vested with 5,000 shares exercised.

         In March 2000, in connection with his employment, the Board of Directors granted Mr. Ken P. Onstad options for 150,000 shares outside of the Plan at an exercise price of $6.125. As of September 20, 2000 options for 15,000 shares were vested.

Respectfully submitted,

The Board of Directors:

         Philip Kives    Herbert Davis     Dennis Ward
         Ken P. Onstad   Lawrence Kieves   Jay William Smalley   David Wolinsky

                            COMPANY STOCK PERFORMANCE

         The following Common Stock Price Performance Graph compares the cumulative total return of the Company, the Russell 2000 Stock Index, the S&P 500 Stock Index, the Nasdaq Stock Market Index and a peer group company (Navarre Corporation) for a six-year period. The cumulative total shareholder return assumes an initial investment of $100.


                                                   Cumulative Total Return
                                   -------------------------------------------------------
                                      6/95     6/96     6/97     9/98     6/99     6/00

K-TEL INTERNATIONAL, INC.           100.00   112.07   210.34   796.55   348.48   117.24
S&P 5000                            100.00   126.00   169.73   220.92   371.19   290.85
RUSSELL 2000                        100.00   123.89   144.12   167.90   170.42   175.62
NASDAQ STOCK MARKET (U.S)           100.00   128.39   156.12   205.58   296.03   437.27
PEER GROUP                          100.00   325.00    75.00   101.56   246.09    32.83


         The Common Stock of the Company is traded on the Over-the-Counter Bulletin Board. The Common Stock is traded under the symbol KTEL.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The persons named in the accompanying proxy will vote for the election of the below named nominees, unless authority to vote is withheld. Each of the five nominees presented for director is currently a member of the Board and was previously elected by the Company's shareholders. Directors of the Company are elected annually to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The Board unanimously recommends a vote for each of the following nominees. All nominees have agreed to stand for election at the Annual Meeting. If, prior to the Annual Meeting, the Board learns that any nominee will be unable to serve by reason of death, incapacity, or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

NOMINEES FOR ELECTION AS DIRECTOR

         The following table sets forth certain information regarding the nominees for election as director of the Company. All of the directors of the Company elected at the Annual Meeting will serve until their successors are duly elected and qualified.


NAME                    AGE     POSITION
---------               ---     -----------------------
Philip Kives            71      Chairman, Chief Executive Officer and Director
Ken P. Onstad           48      President and Director
Jay William Smalley     66      Director
Dennis W. Ward          54      Secretary and Director
David Wolinsky          56      Director


         The following describes the business, the business experience and background of the nominees, each of who currently serves as a director of the Company.

         PHILIP KIVES founded K-tel in 1968 and has served as its Chairman of the Board since K-tel's inception. In addition, Mr. Kives was re-appointed the Chief Executive Officer on October 16, 1995.

         KEN P. ONSTAD was appointed President and a director of K-tel International, Inc. on March 20, 2000. Prior to joining K-tel, Mr. Onstad was with Musicland Stores Corporation for twenty six years where he held numerous positions, most recently as the Vice President of Strategic Planning.

         JAY WILLIAM SMALLEY was elected a director in January 1999. Since 1970, Mr. Smalley has been the Chief Executive Officer of JWS, Inc., a privately owned real estate development and sales company specializing in hotel, motel, industrial and residential properties.

         DENNIS W. WARD was elected a director in January 1999. Since 1990, Mr. Ward has been the Controller of K-tel International, Ltd., a Canadian corporation owned by Philip Kives and engaged in the marketing and distribution of consumer products. Mr. Ward is also an officer of K-tel Entertainment (CAN), Inc., an inactive subsidiary of the registrant.

         DAVID WOLINSKY was elected a director in January 1999. Mr. Wolinsky has been a partner with the Winnipeg, Manitoba law firm of Monk Goodwin since 1991 and specializes in entertainment, corporate and commercial law.

THE BOARD AND COMMITTEES

         In 2000 the Board held fourteen meetings. Each of the incumbent directors attended at least 75% or more of all meetings held of the Board and each Committee of which he was a member during 2000.

         The Audit Committee is empowered by the Board to review the financial books and records of the Company in consultation with the Company's accounting staff and its independent public accountants and to consider any questions raised with respect to accounting and auditing policies and procedures. During fiscal 2000 the Audit Committee consisted of Messrs. Davis, Smalley, Ward and Wolinsky, and held two meetings.

         The Stock Option Committee administers the Company's 1997 Stock Option Plan, including making grants and determining vesting of options. During fiscal 2000 the Stock Option Committee consisted of Messrs. Davis, Smalley and Wolinsky, and held five meetings.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

         As stated above, the Company has not established a standing compensation committee but instead the Board of Directors was responsible for setting levels for fiscal 2000. Three members of the Board of Directors were officers or employees of the Company or its subsidiaries during the fiscal year ended June 30, 2000.

COMPENSATION OF DIRECTORS

         Compensation for outside directors of the Company consists of: (i) an annual option of 5,000 shares of the Company's Common Stock granted following the annual meeting of shareholders at which they are elected directors at an exercise price equal to the closing price on the date of the annual meeting of shareholders at which they are elected directors; (ii) $500 per meeting of the Board of Directors or separate committee meeting that they attend; and (iii) reimbursement of expenses for attending board or committee meetings. Compensation and reimbursement of expenses of $1,000.00, $1,585.49 and $2,375.68 were paid to Messrs. Davis, Smalley and Wolinsky, respectively, during fiscal year 2000.

REQUIRED VOTE

         Election as a director requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.


                                 PROPOSAL NO. 2
                    PROPOSAL TO AMEND 1997 STOCK OPTION PLAN


BACKGROUND AND SUMMARY OF THE PLAN

         In February 1997 the Board of Directors adopted the Company's 1997 Stock Option Plan (the "Plan"), subject to approval by the Company's shareholders. The shareholders approved the plan in February 1998. In December 1998, the Board of Directors approved an amendment to the Plan to increase the number of shares of Company Stock reserved for options granted under the Plan from 600,000 shares to 2,000,000 shares. The shareholders approved this increase at the 1998 Annual Meeting of Shareholders in February 1999. In November 1999, the Board of Directors approved amendments to the Plan that included, among other things, an increase in the number of shares of Company Stock reserved for options granted under the Plan from 2,000,000 to 3,500,000 shares. The shareholders approved these amendments, including the share increase, at the 1999 Annual Meeting of Shareholders in January 2000.

         The purposes of the Plan are to provide incentives to key employees, directors, consultants and independent contractors of the Company and its subsidiaries who contribute and are expected to contribute materially to the success of the Company, to provide a means of rewarding performance and to enhance the interest of such key employees in the Company's continued success and progress by providing them a proprietary interest in the Company. The Company has reserved an aggregate of 3,500,000 shares of common stock for issuance upon the exercise of options granted under the Plan, as amended. No options may be granted under the Plan after February 17, 2007.

         The Board of Directors has appointed a Stock Option Committee (the "Committee") to be responsible for the administration of the Plan. The Committee consists of two or more directors who are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Securities and Exchange Commission. The Committee has general authority and discretion to determine the employees to whom options will be granted, the exercise price, the time or times at which the options may be exercised, and the number of shares to be subject to each option. In addition, the committee may prescribe the terms applicable to each grant of an option. The Committee is currently comprised of three outside directors, Herbert Davis, Jay William Smalley and David Wolinsky.

         Either incentive stock options ("ISO's") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified options may be granted under the Plan. Options may be granted only to key employees of the Company and its subsidiaries who have contributed and are expected to contribute materially to the success of the Company and its subsidiaries.

         The purchase price of shares of Common Stock subject to options granted under the Plan is determined by the Committee, but shall not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted for ISO's and not less than 85% of the fair market value on the date that the option is granted for non-qualified options. An option granted under the Plan vests at such rate and upon such conditions as the Committee may determine at the time the option is granted. No option granted under the Plan is transferable by the optionee during his or her lifetime. An option may be exercised only while the optionee is an employee of the Company or any of its subsidiaries or, in the event of a termination of employment other than by death or disability, within thirty days after termination of employment (but no later than the expiration of the term of the option). Upon the death or disability of an optionee, the optionee or his or her legal or personal representative or beneficiaries may exercise an option to the extent exercisable by the optionee within ninety days after the optionee's death or disability (but not later than the expiration of the term of the option). In the event any option expires or is canceled, surrendered or terminated without being exercised, the shares subject to such option (or the unexercised portion thereof) will again be available for grant under the Plan.

         Payment for the shares of Common Stock purchased upon the exercise of options under the Plan must be made in full at the time the option is exercised. Payment may be made in cash, tender of shares of the Company's Common Stock in payment of the exercise price or payment to be made by the optionee's broker from the sale or loan proceeds for such shares or any other securities the optionee may have in his or her account with the broker.

         The Committee is authorized to permit the surrender and cancellation of a previously granted option under the Plan and the grant of a replacement option. The previously granted option surrendered and canceled may be exercised at prices substantially higher than the exercise price of the shares of Common Stock on the date the replacement option is granted. Since the inception of the Plan, the Committee has not repriced any stock options granted under the Plan, except for options on an aggregate of 227,000 shares granted in April 1998 at an exercise price of $14.344 per share which were canceled and replaced by options on an aggregate of 102,150 shares in September 1998 at an exercise price of $6.00 per share, the then fair market value.

         The Plan may be amended by the Board of Directors, except where shareholder approval is required by any law, regulation or rule relating to the listing of the Company's securities.

TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. Under the present federal tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his or her exercise of an ISO, the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price will constitute an "item of tax preference" within the meaning of Section 57 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of the shares of Common Stock acquired through the exercise of an ISO within two years from the date of the disposition of such shares will constitute a long-term capital gain to the optionee at a capital gain rate of 28%; the capital gain rate is reduced to 20% if the shares are held for 18 months from the date of exercise or if the shares are sold by an estate or trust. If an optionee disposes of the ISO, an amount equal to the lesser of
(i) the excess of the fair market value of such shares on the date of the exercise over the exercise price, or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to the optionee.

         NON-QUALIFIED OPTIONS. Under the present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a non-qualified option. However, the optionee will realize ordinary income upon the grant of a non-qualified option in an amount equal to the excess of the fair market value of the shares of Common Stock acquired upon exercise of such option over the exercise price, and the Company will receive a corresponding tax deduction.

PROPOSED AMENDMENT

         The Board has approved, subject to shareholder approval, an amendment to the Plan. The Board is requesting approval by the shareholders of an amendment to the Plan to increase the number of shares of Company stock reserved for options granted under the Plan from 3,500,000 shares 5,000,000 shares.

         On September 20, 2000, there were options outstanding for the purchase of 2,288,339 shares under the Plan with 550 shares remaining issuable for options that may be granted in the future. The grant of stock options under the Plan is made at the discretion of the Committee as discussed above. During fiscal year 2000, the Committee granted options, both under the Plan and outside the Plan, for an aggregate of 1,596,000 shares of Common Stock to the executive officers named in the Compensation of Executive Officers table including 1,546,000 shares to Philip Kives. The Board of Directors believes that it is advisable to increase the number of shares available for grant under the Plan by 1,500,000 shares to facilitate future option grants and to further the purposes of the Plan. At a fair market value of $.875 per share as of October 4, 2000, the market value of the additional shares would be $1,312,500.

         On October 4, 2000, the closing price of a share of the Company's Common Stock on the Over-the-Counter Bulletin Board was $.875.

REQUIRED VOTE

           The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. THE BOARD OF DIRECTORS CONSIDERS THE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN.


                                 PROPOSAL NO. 3
        PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO PROVIDE THAT THE MINNESOTA CONTROL SHARE ACQUISITION ACT WILL
                 NOT APPLY TO THE COMPANY AND ITS SHAREHOLDERS


         The Minnesota Business Corporation Act, Section 302A.671 (a copy of which is attached hereto as Appendix A) commonly referred to as the Minnesota Control Share Acquisition Act ("MCSAA"), states that, unless a company's articles of incorporation or bylaws expressly provide otherwise, the MCSAA shall apply to any issuing public company. The Company's Articles of Incorporation and Bylaws do not expressly opt out of the MCSAA. The Company's Board of Directors submits to the Company's shareholders this Proposal No. 3 to amend the Company`s Amended and Restated Articles of Incorporation to expressly provide that the MCSAA shall not apply to the Company and its shareholders. The proposed amendment is as follows:

         RESOLVED, that the Article IX of the Company's Amended and Restated Articles of Incorporation shall be amended to read in its entirety to as follows:

                                   ARTICLE IX

Section 302A.671 of the Minnesota Statutes Annotated (entitled "Control Share Acquisition Act") or any successor shall not apply to this Corporation or its shareholders."

WHAT IS THE MINNESOTA CONTROL SHARE ACQUISITION ACT?
         The MCSAA was adopted in 1984 to deal with the problem of the hostile takeover. Generally, the MCSAA denies voting rights to certain shares acquired by a person who acquires a substantial percentage of a public company's voting shares in an attempt to take over the company or otherwise become a substantial shareholder, unless the public company's shareholders vote to accord voting rights to such shares.

         More specifically, the MCSAA provides that shares of an "issuing public corporation," such as K-tel, acquired by an "acquiring person" in a "control share acquisition":that exceed the threshold of voting power of any of the three ranges identified below will not have voting rights, unless the issuing public company's shareholders vote to accord such shares the voting rights normally associated with such shares. A "control share acquisition" is an acquisition, directly or indirectly, by an "acquiring person" (as defined in the MCSAA) of beneficial ownership of shares of an issuing public corporation that, but for the MCSAA, would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power of the issuing public corporation with any of the following three ranges: (i) at least 20 percent but less than 33 .33 percent; (ii) at least 33.33 percent but less than or equal to 50 percent; and (iii) over 50 percent. Those shares acquired in a control share acquisition in excess of any of the three thresholds will have not voting rights, unless voting rights are accorded such shares by an affirmative vote by the issuing public company's shareholders.

         Delivery of an Information Statement. Upon acquiring or planning to acquire shares in a control share acquisition, the acquiring person must deliver an Information Statement to the issuing public company. The Information Statement must disclose, among other things: (a) the identity and background of the acquiring person; (b) the number of shares owned by the acquiring person before the control share acquisition; (c) the terms of the control share acquisition, specifying the resulting range of voting power; and (d) any plans or proposals of the acquiring person to: (i) liquidate the company; (ii) merge or sell all or a substantial part of the assets; (iii) change the location of its principal place of business; (iv) materially change management or employment policies; (v) change materially the company's charitable policies; (vi) change materially its relationship with suppliers or customers; or (vii) make any other material change to its business.

         Shareholder Meeting. If requested by the acquiring person at the time the Information Statement is delivered to the issuing public company, the issuing public company will call a special meeting of the shareholders to consider the voting rights to be accorded the shares acquired or to be acquired pursuant to the control share acquisition. If the acquiring person does not request a special meeting, the matter to consider the voting rights of the shares will be conducted at the company's next annual meeting or special meeting, provided that the acquiring person delivered the Information Statement to the company at least 55 days before such meeting.

         Vote Required to Grant Voting Rights to Shares. At the shareholder meeting, shareholders will be asked to vote on whether the shares acquired from a control share acquisition, in excess of the threshold, shall have the same voting rights as other shares of its class. Shareholder approval requires (i) the affirmative vote of holders of a majority of the voting power of all shares entitled to vote, including all shares held by the acquiring person and (ii) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, excluding shares owned by the acquiring person, any officer of the company and any employees who are directors. If shareholders vote to grant voting rights to the shares acquired in the control share acquisition, the control share acquisition must have been completed prior to the time of shareholder approval or within 180 days after approval, or another shareholder vote would be required

         Company's Right to Redeem Shares. The issuing public company has an option to call for redemption all, but not less than all, shares purchased in the control share acquisition that exceed 20% of the outstanding voting power such high threshold from which shareholder approval has not been obtained at a price equal to the fair market value of the shares at the time the call is given if (i) the acquiring person fails to deliver the Information Statement to the issuing public company by the 10th day after the control share acquisition; or (ii) shareholders have voted not to accord voting rights to the shares acquired in the control share acquisition.

EXAMPLE:
         Jane Doe acquires shares of K-tel's Common Stock which increases Jane Doe's ownership from 16% to 28%. Her acquisition is a "control share acquisition" because Jane Doe, but for the restriction imposed by the MCSAA, can now exercise a new range of voting power that moved from 16% across the 20% threshold to 28%. Jane Doe can only exercise voting power over those shares representing less than 20% of K-tel's outstanding shares. Jane Doe can not exercise voting power over those shares at and above the 20% threshold until K-tel's shareholders approve a resolution to accord such shares voting rights.

         Even if K-tel's shareholders approve a control share acquisition that would increase Jane Doe's beneficial ownership from 16% to 28%, the MCSAA requires another similar shareholder vote to approve a subsequent control share acquisition by Jane Doe if she increases her beneficial ownership of shares from 28% across the 33.33% threshold. Similarly, such a vote would be required if Jane Doe increased her beneficial ownership above the 50% threshold.

WHAT IS THE IMPACT ON THE COMPANY IF YOU APPROVE PROPOSAL #3 AND ELECT TO OPT OUT OF THE MCSAA?
         A vote to approve this proposal to amend K-tel's Amended and Restated Articles of Incorporation to opt out of the MCSAA will allow an acquiring person to increase its beneficial ownership of K-tel's shares without triggering the voting requirement and other provisions of the MCSAA. For example, if Jane Doe makes a control share acquisition to increase her beneficial ownership of K-tel's shares from 16% to 28%, and the MCSAA dopes not apply, Jane Doe would not have to comply with the disclosure requirements of the MCSAA or seek shareholder approval in order to exercise voting power over the number of shares representing more than 20% of K-tel's outstanding shares.

         Proponents of the MCSAA argue that its provisions give corporations more time to respond to an acquisition proposal and to consider alternative proposals and to protect the corporation against unsolicited takeover attempts by a third party. The Company's Board of Directors believes, however, that the MCSAA may discourage investors from purchasing the Company's stock or pursuing a business combination with the Company, and that such provisions could., therefore, affect adversely the price of the Company's Common Stock in the market.

REQUIRED VOTE

          The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT.


                                 PROPOSAL NO. 4
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Grant Thornton LLP, auditors of the Company for fiscal 2000, have been selected by the Board of Directors for the fiscal year ending June 30, 2001. A representative of Grant Thornton LLP is expected to be present at the 2000 annual meeting and will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

         On October 7, 1999, Arthur Andersen LLP and the Company agreed to the resignation of Arthur Andersen LLP as independent certified public accountants of Registrant.

         The reports of Arthur Andersen LLP on the financial statements of the Company for the past two years, the most recent of which is the fiscal year ended June 30, 1999, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

         The Company's Board of Directors participated in and approved the decision to change independent accountants.

         In connection with its audits for the two most recent periods and through October 7, 1999, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur

Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

         During the two most recent fiscal years and through October 7, 1999, there were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)).

         Arthur Andersen LLP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of the letter is included in an exhibit to the Company's Current Report on Form 8-K filed with the SEC on October 7, 1999.

         The Company engaged Grant Thornton LLP as its new independent certified public accountants as of December 16, 2000. During the two most recent periods and through October 8, 1999, the Company had not consulted with Grant Thornton LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-B Item 403(a)(2)).

REQUIRED VOTE

           The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR GRANT THORNTON LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                    COMPLIANCE WITH SECTION 16(a) OF THE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and provide the Company with copies of such reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, its directors and executive officers filed all reports on a timely basis.


                      EXECUTIVE OFFICERS OF THE REGISTRANT

         The following table sets forth certain information with respect to the Company's executive officers. The officers of K-tel are elected annually and serve at the discretion of the Board of Directors.


NAME OF OFFICER      AGE     POSITIONS AND OFFICES HELD
-------------------  ---     ---------------------------------------------------
Philip Kives         71      Chairman of the Board, Chief Executive
                             Officer and Director
Ken P. Onstad        48      President and Director
Jeffrey Koblick      53      Executive Vice President, Purchasing and Operations
A. Merrill Ayers     54      President, Finance and Chief Financial Officer

         PHILIP KIVES - See "Election of Directors"
         KEN P. ONSTAD - See "Election of Directors"
         JEFFREY KOBLICK - Mr. Koblick has held various offices and/or managerial positions with the Company for more than the past five years.
         A. MERRILL AYERS - Mr. Ayers joined K-tel on July 24, 2000 as Vice President of Finance and Chief Financial Officer. From 1994 to 2000 Mr. Ayers was Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Board of Directors with Sparta Foods, Inc., a specialty food manufacturer.

                         VOTING OF PROXIES AND EXPENSES

         The Board recommends that an affirmative vote be cast in favor of each of the proposals listed in the Proxy.

         The Board knows of no other matters that may be brought before the Annual Meeting which require submission to a vote of the Company's shareholders. If any other matters are properly brought before the Annual Meeting, however, the persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock and will reimburse such persons for their expenses so incurred.


                              SHAREHOLDER PROPOSALS

         If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company, 2605 Fernbrook Lane North, Minneapolis, Minnesota 55447-4736, Attn: Chief Financial Officer, no later than July 12, 2001. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2001 Annual Meeting of Shareholders after September 25, 2001, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.


                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the SEC, including the financial statements and the financial statement schedules thereto, accompanies this Notice of Annual Meeting, Proxy Statement and related proxy card. The Company will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on the Company's reasonable expenses in furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to A. Merrill Ayers, Vice President and Chief Financial Officer, at the Company's principal address.



                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Ken P. Onstad

                                    Ken P. Onstad
                                    President



Minneapolis, Minnesota
November 9, 2000

                                   APPENDIX A

                       MINNESOTA BUSINESS CORPORATION ACT
                     MINNESOTA CONTROL SHARE ACQUISITION ACT

302A.671 Control share acquisitions
         Subdivision 1. Application. (a) Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of tan issuing public corporation, this section applies to a control share acquisition.

         (b) The shares of an issuing public corporation acquired by an acquiring person in a control share acquisition that exceed the threshold of voting power of any of the ranges specified in subdivision 2, paragraph (d), shall have only the voting rights as shall be accorded to them pursuant to subdivision 4a.

         Subd. 2. Information statement. An acquiring person shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:

         1. the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;

         2. a reference that the information statement is made under this section;

         3. the number and class or series of shares of the issuing public corporation beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (a);

         4. the number and class or series of shares of the issuing public corporation acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (a) and specification of which of the following ranges of voting power in the election of directors that, except for this section, resulted or would result from consummation of the control share acquisition:

         (1) at least 20 percent but less than 33-1/3 percent;

         (2) at least 33-1/3 percent but less than or equal to 50 percent;

         (3) over 50 percent; and

         5. the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the issuing public corporation, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the locations of its principal place of business or its principal executive office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) a make any other material change in its business, corporation structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the control share acquisition.

         If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of shares of the issuing public corporation acquired or proposed to be acquired by the persons identified pursuant to paragraph (a), the acquiring person shall promptly deliver to the issuing


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

public corporation at its principal executive office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph (a), to one percent or more of the total number of outstanding shares of any class or series of the issuing public corporation shall be deemed "material" for purposes of this paragraph; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.

         Subd. 3. Meeting of shareholders. If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to subdivision 2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the issuing public corporation's expenses of a special meeting, except the expenses of the issuing public corporation in opposing according voting rights with respect to shares acquired or to be acquired in the control share acquisition, within ten days after receipt by the issuing public corporation of the information statement, a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 302A.433, subdivision 1, for the sole purpose of considering the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition. The special meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the issuing public corporation's expenses of the special meeting, unless the acquiring person agrees to a later date. If the acquiring person so request in writing at the time of delivery of the information statement, (1) the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the information state and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for a special meeting is made, consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph
(b), acquired or to acquired pursuant to the control share acquisition shall be presented at the next special or annual meeting of the shareholders of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The issuing public corporation is not required to have the voting rights to be accorded to shares acquired or to be acquired according to a control share acquisition considered at the next special or annual meeting of the shareholders unless it has received the information statement and documents required by subdivision 4 at least 55 days before the meeting. The notice of the meeting shall at minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the issuing public corporation) and a statement disclosing that the board of the issuing public corporation recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired in the control share acquisition. The notice of meeting shall be given at least ten days prior to the meeting. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the shareholders by the issuing public corporation.

         Subd. 4. Financing. Notwithstanding anything to the contrary contained in this chapter, no call of a special meeting of the shareholders of the issuing public corporation shall be made pursuant to subdivision 3 and no consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to a control share acquisition shall be presented at any special or annual meeting of the shareholders of the issuing public corporation unless at the time of delivery of the information statement pursuant to subdivision 2, the acquired person shall have entered into, and shall deliver to the issuing public corporation a copy or copies of, a definitive financing agreement or definitive financing agreements, with on or more responsible financial institutions or other entities have the necessary financial capacity, for any financing of the control share acquisition not deemed no definitive for purposes of this subdivision solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.

         Subd. 4a Voting rights. (a) Shares referred to in subdivision 1, paragraph (b), acquired in control share acquisition shall have the same voting rights as other shares of the same class or series only if approved by resolution of shareholders of the issuing public corporation at a special or annual meeting of shareholders pursuant to subdivision 3.

         (a) The resolution of shareholders must be approved by (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all interested shares. A class or series of shares of the issuing public corporation is entitled to vote separately as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series.

         (b) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series.

         (c) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition not consummated [prior to the time of the shareholder approval must be consummated within 180 days after the shareholder approval.

         (d) Any shares referred to in subdivision 1, paragraph (b) acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of shareholders shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the shares by the other person constitutes a control share acquisition, in which case the voting rights of the shares are subject to the provisions of this section.

         Subd. 5 . Rights of action. An acquiring person, an issuing public corporation, and shareholders of an issuing public corporation may sue at law or in equity to enforce the provisions of this section and section 30A.449, subdivision 7.

         Subd. 6. Redemption. Unless otherwise expressly provided in the4 articles or in bylaws approved by the shareholders of an issuing public corporation, the issuing public corporation shall have th option to call for redemption all but not less than all shares referred to in subdivision 1, paragraph (b). acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event (1) an information statement has not been delivered to the issuing public corporation by the acquiring person by the tenth day after the control share acquisition, pr (2) an information statement has been delivered by the shareholders have voted not to accord voting rights to such shares pursuant to subdivision 4a, paragraph (b). The call for redemption shall be given by the issuing public corporation with 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares shall be redeemed with 60 days after the call is given.


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